Exhibit 1.1

FORM OF UNDERWRITING AGREEMENT

Symmetry Medical Inc.

[10,000,000] Shares

Common Stock

UNDERWRITING AGREEMENT

dated July [•], 2005

Banc of America Securities LLC

Credit Suisse First Boston LLC

Piper Jaffray & Co.

Wachovia Capital Markets, LLC

William Blair & Company, L.L.C.

Underwriting Agreement

July [•], 2005

BANC OF AMERICA SECURITIES LLC

CREDIT SUISSE FIRST BOSTON LLC

PIPER JAFFRAY & CO.

WACHOVIA CAPITAL MARKETS, LLC

WILLIAM BLAIR & COMPANY, L.L.C.

c/o BANC OF AMERICA SECURITIES LLC

9 West 57th Street

New York, NY 10019

Ladies and Gentlemen:

Introductory. Symmetry Medical Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of [500,000] shares of its Common Stock, par value $0.0001 per share; and the stockholders of the Company named in Schedule B (the “Selling Stockholders”) severally propose to sell to the Underwriters an aggregate of [9,500,000] shares of Common Stock. The [500,000] shares of Common Stock to be sold by the Company and the [9,500,000] shares of Common Stock to be sold by the Selling Stockholders are collectively called the “Firm Common Shares”. In addition, the Selling Stockholders have severally granted to the Underwriters an option to purchase up to an additional [1,500,000] shares of Common Stock, each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder’s name in Schedule B, all as provided in Section 2. The additional [1,500,000] shares to be sold by the Selling Stockholders pursuant to such option are collectively called the “Optional Common Shares”. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the “Common Shares”. Banc of America Securities LLC and Credit Suisse First Boston LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Common Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-126133), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the “Registration Statement”. Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement”, and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the “Prospectus”. All references in this Agreement to the Registration Statement, the Rule 462(b)

Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties.

A. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:

(a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times during the Prospectus Delivery Period (as defined below), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at all subsequent times during the Prospectus Delivery Period, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(b) Offering Materials Furnished to Underwriters. The Company has delivered to each Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

(c) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

(d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable.

(f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Stockholders with respect to the Common Shares included in this Registration Statement, except for such rights as have been duly waived.

(g) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(h) Independent Accountants. Ernst & Young LLP and PricewaterhouseCoopers LLP, which have expressed their respective opinions with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

(i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions “Summary—Summary Consolidated Financial Data”, “Selected Consolidated Financial Data” and “Capitalization” present fairly, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

(j) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X) has been duly incorporated or organized and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or organization and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each significant subsidiary of the Company is listed in Schedule C hereto. The Company is not required to be qualified as a foreign corporation to transact business in any foreign jurisdiction. Each significant subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business. Schedule C hereto sets forth the names of each jurisdiction in which each significant subsidiary is required to be duly qualified as a foreign corporation to transact business whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding capital stock of each significant subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except as described in the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

(k) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” (other than for issuances after [•], 2005, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise or conversion of outstanding options or warrants described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Stockholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus or issued or granted after the date thereof pursuant to the employee benefit plans described in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(l) Listing. The Common Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Credit Agreement, dated as of December 14, 2004, by and among the Company, the lenders named therein, Wachovia Bank, National Association, as Administrative Agent, Antares Capital Corporation and General Electric Capital Corporation, as Syndication Agents, and CIT Lending Services Corporation and The Royal Bank of Scotland plc, as Documentation Agents, the “Credit Agreement”), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the “NASD”).

(n) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries, or, to the best knowledge of the Company, with the employees of any principal supplier of the Company, exists or, to the best of the Company’s knowledge, is threatened or imminent.

(o) Intellectual Property Rights. The Company and its subsidiaries own or have rights to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) necessary to conduct the businesses of the Company and its subsidiaries as now conducted in all material respects; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(p) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies (“Licenses”) necessary to conduct their respective businesses (other than Licenses the absence of which would not, individually or in the aggregate, result in a Material Adverse Change), and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such License which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change. Each of the Company and its subsidiaries is in compliance with the terms of the Licenses (except where the failure to so comply would not, individually or in the aggregate, result in a Material Adverse Change). No registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement, or of the consummation of the transactions contemplated hereby (a) to avoid the loss of any such license, permit, consent, concession or other authorization or any asset, property or right pursuant to the terms thereof, or the violation or breach of any applicable law thereto or (b) to enable the Company and its subsidiaries to hold and enjoy the same after the Closing Time or any Date of Delivery, as the case may be, in the conduct of its business as conducted prior to the Closing Time (except, in each case, for such registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other actions the failure to obtain or complete which would not, individually or in the aggregate, cause or result in a Material Adverse Change).

(q) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the real property and good title to all other properties and assets reflected as owned in the financial statements referred to in Section 1(A)(i) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property in the aggregate and do not materially interfere with the use made of such property in the aggregate by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made of such real property, improvements, equipment or personal property (in each case in the aggregate) by the Company or such subsidiary.

(r) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(s) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Common Shares and application of such proceeds in the manner described in the Prospectus under “Use of Proceeds” will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(t) Insurance. Each of the Company and its subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as the Company has deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(u) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

(v) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

(w) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of a date within 90 days prior to filing of the Company’s most recent annual or quarterly report filed with the Commission and (iii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act) which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls over financial reporting or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls over financial reporting or in other factors that have significantly affected or are reasonably likely to significantly affect internal controls over financial reporting.

(x) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(y) Company’s Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability of the Company or any of its subsidiaries for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any

Environmental Law by the Company or any of its subsidiaries or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(aa) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. Except as would not reasonably be expected to result in a Material Adverse Change, no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. Except as would not reasonably be expected to result in a Material Adverse Change, no “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Except as would not reasonably be expected to result in a Material Adverse Change, neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(bb) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(cc) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus.

(dd) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriters, and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

B. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents, warrants and covenants to each Underwriter as follows:

(a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(b) The Custody Agreement and Power of Attorney. Each of the (i) Custody Agreement signed by or on behalf of such Selling Stockholder and [•], as custodian (the “Custodian”), relating to the deposit of the Common Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and (ii) Power of Attorney appointing certain individuals named therein as such Selling Stockholder’s attorneys-in-fact (each, an “Attorney-in-Fact”), to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”), of such Selling Stockholder has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c) Title to Common Shares to Be Sold; All Authorizations Obtained. Such Selling Stockholder has, or, upon the exercise of warrants or options to be exercised in connection with such Selling Stockholder’s sale of Common Shares pursuant to this Agreement will have, and on the First Closing Date and the Second Closing Date (as defined below) will have, good and valid title to all of the Common Shares which are to be sold by such Selling Stockholder pursuant to this Agreement on such date and such Selling Stockholder has the legal right and power, and all authorizations and approvals required by law and under its charter or by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, to enter into this Agreement and the Custody Agreement (through one or more Attorneys-in-Fact) and its Power of Attorney, to sell, transfer and deliver all of the Common Shares which are to be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder. Upon the Underwriters’ acquiring possession of such Common Shares (or an agent’s acquiring possession of such Common Shares on the Underwriters’ behalf) and paying the purchase price therefor as herein contemplated, the Underwriters will acquire their respective interests in such Common Shares (including, without limitation, all rights that such Selling Stockholder had or has the power to transfer in such Securities) free of any adverse claim.

(d) Delivery of the Common Shares to Be Sold. Delivery of the Common Shares which are sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Common Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

(e) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement (through one or more Attorneys-in-Fact) and its Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, the charter or by-laws, partnership agreement, trust agreement or other organizational documents of such Selling Stockholder, as the case may be, or any agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the “NASD”).

(f) No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company (i) under the Registration Statement or included in the offering contemplated by this Agreement, except with respect to the Common Shares set forth opposite such Selling Stockholder’s name on Schedule B hereto, or (ii) otherwise under the Securities Act, except as are described in the Prospectus under “Shares Eligible for Future Sale”.

(g) No Further Consents, etc. No consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Common Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby, except as may have previously been made, obtained or waived or as may be required under the Securities Act or state securities laws.

(h) Disclosure Made by Such Selling Stockholder in the Prospectus. All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the First Closing Date and the Second Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder’s name in the Prospectus under the caption “Principal and Selling Stockholders” (both prior to and after giving effect to the sale of the Common Shares) and the information with respect to such Selling Stockholder set forth in any footnote to the ownership table under such caption.

(i) No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

(j) Confirmation of Company Representations and Warranties by Certain Selling Stockholders. Each Selling Stockholder has reviewed the Registration Statement and the Prospectus and is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

Each of [    ], has no reason to believe that the representations and warranties of the Company contained in Section 1(A) hereof are not true and correct, is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or may have a Material Adverse Change.

Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2. Purchase, Sale and Delivery of the Common Shares.

(a) The Firm Common Shares. Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of [500,000] Firm Common Shares and (ii) the Selling Stockholders agree to sell to the several Underwriters an aggregate of [9,500,000] Firm Common Shares, each Selling

Stockholder selling the number of Firm Common Shares set forth opposite such Selling Stockholder’s name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and each Selling Stockholder the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company and the Selling Stockholders shall be $[•] per share.

(b) The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Banc of America Securities LLC, 9 West 57th Street, New York, NY (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on [•], 2005, or such other time and date not later than 1:30 p.m. New York time, on [•], 2005 as the Representatives shall designate by notice to the Company and the Selling Stockholders (the time and date of such closing are called the “First Closing Date”). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Stockholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

(c) The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [1,500,000] Optional Common Shares at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company and the Selling Stockholders, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the “Second Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of

Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares and (b) the Company and each Selling Stockholder agrees, severally and not jointly, to sell the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be sold as the number of Optional Common Shares set forth on Schedule B opposite the name of such Selling Stockholder bears to the total number of Optional Common Shares and as set forth on Schedule B opposite the name of such Selling Stockholder. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Stockholders.

(d) Public Offering of the Common Shares. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective and as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Common Shares. Payment for the Common Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Common Shares to be sold by the Selling Stockholders shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Custodian.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. The Representatives, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts (and any such exercise price required to be paid upon the exercise of options exercised in connection with the sale of Common Shares pursuant hereto) from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

(f) Delivery of the Common Shares. The Company and the Selling Stockholders shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Common Shares to be sold by them at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Selling Stockholders shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase from them at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver, or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

SECTION 3. Additional Covenants.

A. Additional Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a) Representatives’ Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which either Representative reasonably objects.

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable best efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. The Underwriters shall cease using the Prospectus as soon as reasonably practicable upon receiving written notice from the Company that an amendment or supplement to the Prospectus is required under this Section 3(c).

(d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

(e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify to do business as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

(g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending September 30, 2006 that satisfies the provisions of Section 11(a) of the Securities Act.

(i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the Securities Act.

(j) Company to Provide Interim Financial Statements. Prior to the First Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(k) Listing. The Company will use its best efforts to list, subject to notice of issuance, the Common Shares on the New York Stock Exchange.

(l) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may (x) issue shares of its Common Stock upon the exercise of warrants by certain Selling Stockholders as described in the Prospectus and (y) issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus (including the Company’s 2005 Employee Stock Purchase Plan), but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 90-day period without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives). Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Section 3(A)(l) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(m) Future Reports to the Representatives. During the period of three years hereafter the Company will furnish to each of (I) Banc of America Securities LLC, 9 West 57th Street, New York, NY 10022, Attention: Thomas Morrison and (II) Credit Suisse First Boston LLC, 11 Madison Avenue, New York, NY 10010, Attention: Kevin Keyes: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(n) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Common Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(o) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(p) Existing Lock-Up Agreements. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit, without the prior written consent of Banc of America Securities LLC and Credit Suisse First Boston LLC, the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

(q) No Fiduciary Relationship. The Company acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Common Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any of the other Underwriters is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Representative or Underwriter has advised or is advising the Company on other matters). The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

B. Covenants of the Selling Stockholders. Each Selling Stockholder further covenants and agrees with each Underwriter:

(a) Agreement Not to Offer or Sell Additional Securities. Such Selling Stockholder will not, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus. The foregoing sentence shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after completion of the Offering, (ii) the transfer of any or all of the shares of Common Stock owned by any Selling Stockholder, either during his lifetime or on death, by gift, will or intestate succession to the immediate family of such Selling Stockholder or to a trust the beneficiaries of which are exclusively the Selling Stockholder and/or a member or members of his immediate family, (iii) the transfer of any or all of the shares of Common Stock to any direct or indirect affiliates of the Selling Stockholder (as defined in Rule 405 under the Securities Act) or (iv) if the Selling Stockholder is a corporation, partnership or other business entity, (a) in connection with the merger, sale or other bona fide transfer in a single transaction of all or substantially all of such Selling Stockholder’s assets not undertaken for the purposes of avoiding restrictions imposed hereby or (b) as part of a distribution without consideration from such Selling Stockholder to its equity holders on a pro rata basis; provided, however, that in the case of (ii), (iii) and (iv), it shall be a condition precedent to such transfer that the transferee executes and delivers to Banc of America Securities LLC and Credit Suisse First Boston LLC an agreement stating that the transferee is receiving and holding the Common Stock subject to the provisions of this Section 3(B)(a), and there shall be no further transfer of such Common Stock except in accordance with this Section. This Section 3(B)(a) (including, without limitation, the foregoing two sentences) is not intended to, and shall not be deemed to, apply to any exercise of warrants or options or to any sale of securities to the Underwriters, in each case as contemplated in the Prospectus. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Section 3(B)(a) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(b) Delivery of Forms W-8 and W-9. To deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person), provided, however, that such Selling Stockholder may instead cause the Company to provide to the Representatives prior to the First Closing Date a copy of a properly completed and executed Form W-8 or Form W-9, as applicable, previously provided to the Company by a Selling Stockholder (no earlier than January 1, 2004) in connection with the Company’s initial public offering or the establishment by the Company of a stock option plan.

(c) No Fiduciary Relationship. Each of the Selling Stockholders acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s-length contractual counterparty to the Selling Stockholders with respect to the offering of Common Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Selling Stockholders or any other person. Additionally, neither the Representatives nor any of the other Underwriters is advising the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Representative or Underwriter has advised or is advising the Selling Stockholders on other matters). Each of the Selling Stockholders has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Selling Stockholders or any other person with respect thereto. Any review by the Underwriters of the Selling Stockholders, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Selling Stockholders.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance. Notwithstanding the foregoing, the Representatives agree not to consent to any action proposed to be taken by the Company, any Selling Stockholder, or any other holder of the Company’s securities that would otherwise be prohibited by, or to waive compliance by the Company, any Selling Stockholder or any such other security holder with the provisions of, Section 3(A)(l) or 3(B)(a) above or any lock-up agreement delivered pursuant to Section 5(p) below without giving each of the other Underwriters at least 17 days’ prior notice (or such shorter notice as each of the other Underwriters may deem acceptable to permit compliance with applicable provisions of NYSE Rule 472(f) or NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement).

SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with listing the Common Shares on the New York Stock Exchange, (ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement, (x) all costs and expenses relating to the “road show” undertaken in connection with the marketing of the Common Shares, including the cost of any aircraft chartered in connection with the road show, and (xi) all other costs and expenses of the Underwriters referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Each Selling Stockholder agrees with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of its obligations under this Agreement which are not otherwise specifically provided for herein, including, but not limited to, (i) fees and expenses of counsel and other advisors for such Selling Stockholder, (ii) fees and expenses of the Custodian and (iii) expenses and taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Stockholder to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Section 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from each of Ernst & Young LLP, independent public or certified public accountants for the Company, and PricewaterhouseCoopers LLP (Birmingham, United Kingdom), independent public accountants for Mettis (UK) Limited (“Mettis”), a letter dated the date hereof addressed to the Underwriters, in form and substance agreed with such accounting firms satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional three conformed copies of such accountant’s letter for each of the several Underwriters).

(b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives’ consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

(ii) no stop order suspending the effectiveness of the Registration Statement any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the Company’s knowledge, threatened by the Commission; and

(iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change and (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of Kirkland & Ellis LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A-1 (and the Representatives shall have received an additional three conformed copies of such counsel’s legal opinion for each of the several Underwriters).

(e) Opinion of Counsel for Mettis. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of Kirkland & Ellis International LLP, United Kingdom counsel for Mettis, dated as of such Closing Date, the form of which is attached as Exhibit A-2 (and the Representatives shall have received an additional three conformed copies of such counsel’s legal opinion for each of the several Underwriters).

(f) Opinion of FDA Counsel for the Company. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of Baker & Daniels LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A-3 (and the Representatives shall have received an additional three conformed copies of such counsel’s legal opinion for each of the several Underwriters).

(g) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Representatives (and the Representatives shall have received an additional three conformed copies of such counsel’s legal opinion for each of the several Underwriters).

(h) Officer’s Certificate of Chief Financial Officer. On the date hereof, the Representatives shall have received a written certificate executed by the Senior Vice President and Chief Financial Officer of the Company, dated as of the date hereof, with respect to certain financial information of Mettis included in the Prospectus, in form and substance satisfactory to the Representatives (and the Representatives shall have received an additional three conformed copies of such certificate for each of the several Underwriters).

(i) Officers’ Certificate. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(j) Regulatory Officer’s Certificate. On or prior to the First Closing Date and the Second Closing Date, the Representatives shall have received a written certificate executed by the Senior Vice President, Quality Assurance and Regulatory Affairs of the Company, dated as of such Closing Date, in form and substance satisfactory to the Representatives (and the Representatives shall have received an additional three conformed copies of such certificate for each of the several Underwriters).

(k) Thornton Precision Components Limited Regulatory Certificates. On or prior to the First Closing Date and the Second Closing Date, the Representatives shall have received (i) a written certificate executed by an authorized officer of Thornton Precision Components Limited with respect to its Components Division regarding United Kingdom Regulatory Controls and (ii) a written certificate executed by an authorized officer of Thornton Precision Components Limited with respect to its Services Division regarding United Kingdom Regulatory Controls, each dated as of such Closing Date, in form and substance satisfactory to the Representatives (and the Representatives shall have received an additional three conformed copies of each such certificate for each of the several Underwriters).

(l) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received from each of Ernst & Young LLP, independent public or certified public accountants for the Company, and

PricewaterhouseCoopers LLP (Birmingham, United Kingdom), independent public accountants for Mettis, a letter dated such date, in form and substance agreed with such accounting firms satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received an additional three conformed copies of such accountants’ letter for each of the several Underwriters).

(m) Opinion of Counsel for the Selling Stockholders. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of the respective counsel for each of the Selling Stockholders, dated as of such Closing Date, the form of which is attached as Exhibit B (and the Representatives shall have received an additional three conformed copies of counsels’ legal opinions for each of the several Underwriters).

(n) Selling Stockholders’ Certificate. On each of the First Closing Date and the Second Closing Date, the Representatives shall receive a written certificate executed by the Attorney-in-Fact of each Selling Stockholder, dated as of such Closing Date, to the effect that:

(i) the representations, warranties and covenants of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and

(ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

(o) Selling Stockholders’ Documents. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

(p) Lock-Up Agreement from Certain Securityholders of the Company Other than Selling Stockholders. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit D hereto from each director, officer and Selling Stockholder, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

(q) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7 or Section 11, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company and any defaulting Selling Stockholder, jointly and severally, agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves) severally, upon demand for all reasonable out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act.

Prior to such effectiveness, this Agreement (to the extent it has been executed by the parties hereto) may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Stockholders, or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters. (i) The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, members, employees, affiliates and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform their respective obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

(ii) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Selling Stockholder), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of such Selling Stockholders contained herein; or (iv) in whole or in part upon any failure of such Selling Stockholders to perform its respective obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that such Selling Stockholder shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Underwriters by such Selling Stockholder expressly for use therein; and to reimburse each Underwriter and each such controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and such Selling Stockholder by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense; and provided further that the liability of each Selling Stockholder under the foregoing indemnity agreement shall be limited to an amount equal to the initial public offering price of the Common Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus. The indemnity agreement set forth in this Section 8(a)(ii) shall be in addition to any liabilities that such Selling Stockholder may otherwise have.

(b) Indemnification of the Company, its Directors and Officers and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each Selling Stockholder and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholders by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each of the Selling Stockholders hereby acknowledge that the only information that the Underwriters have furnished to the Company and the Selling Stockholders expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the names of the Underwriters in the table in the first paragraph and the statements set forth in the [ninth, tenth, eleventh, twelfth and thirteenth paragraphs and the last two sentences of the fourteenth paragraph concerning stabilization and other market transactions under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel together with local counsel, approved by the indemnifying party the Representatives in the case of Section 8(b) and Section 9, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless (i) such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company, each Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Stockholders if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Stockholders or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of each Selling Stockholder and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

SECTION 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Facsimile: (212) 583-8269

Attention: Thomas M. Morrison

Credit Suisse First Boston LLC

11 Madison Avenue

New York, NY 10010

Facsimile: (212) 325-4112

Attention: Kevin Keyes

with copies to:

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Facsimile: (212) 583-8567

Attention: Legal Department

and

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10010

Facsimile: (212) 848-7179

Attention: Danielle Carbone

If to the Company:

Symmetry Medical Inc.

220 W. Market Street

Warsaw, IN 46580

Facsimile: (574) 267-7306

Attention: Brian Moore, President & Chief Executive Officer

If to the Selling Stockholders:

[•]

[Address]

[Facsimile: •]

[Attention: •]

with a copy to:

Kirkland & Ellis LLP

200 E. Randolph Drive

Chicago, IL 60601

Facsimile: (312) 861-2200

Attention: Dennis M. Myers

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

SECTION 17. Failure of One or More of the Selling Stockholders to Sell and Deliver Common Shares. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 6, 8 and 9 hereof, the Company or the Selling Stockholders, or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such

Selling Stockholders pursuant to this Agreement at the First Closing Date or the Second Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

SECTION 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The executed signature pages to this agreement may be delivered by facsimile, e-mail or similar electronic means. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, any person controlling any Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the shares of Common Stock and payment for them hereunder and (iii) termination of this Agreement.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the shares of Common Stock from any of the several Underwriters merely because of such purchase.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

SYMMETRY MEDICAL INC.

By:

SELLING STOCKHOLDERS

By:
Attorney-in-fact

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

BANC OF AMERICA SECURITIES LLC

CREDIT SUISSE FIRST BOSTON LLC

Acting as Representatives of the several Underwriters

named in the attached Schedule A.

By:	BANC OF AMERICA SECURITIES LLC

By:
Managing Director

By:	CREDIT SUISSE FIRST BOSTON LLC

By:
Director

SCHEDULE A

Underwriters	Number of Firm Common Shares to be Purchased
Banc of America Securities LLC	[•]
Credit Suisse First Boston LLC	[•]
Piper Jaffray & Co.	[•]
Wachovia Capital Markets, LLC	[•]
William Blair & Company, L.L.C.	[•]
Total	10,000,000

Schedule A

SCHEDULE B

[TO COME]

Schedule B-1

SCHEDULE C

Significant Subsidiaries of the Company	Jurisdiction in Which Qualification as a Foreign Corporation is Required
Symmetry Medical USA Inc.	Indiana, New Hampshire

Mettis Group Inc.	None

Ultrexx, Inc.	None

Jet Engineering Inc.	Indiana

Symmetry Medical International Inc.	None

Mettis (UK) Limited	None

Thornton Precision Components	None

Schedule C

EXHIBIT A-1

Form of opinion of counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement

[TO COME]

A-1-1

EXHIBIT A-2

Form of opinion of counsel for Mettis (UK) Limited to be delivered pursuant to Section 5(e) of the Underwriting Agreement

[TO COME]

A-2-1

EXHIBIT A-3

Form of opinion of Baker & Daniels LLP to be delivered pursuant to Section 5(f) of the Underwriting Agreement

[TO COME]

A-3-1

EXHIBIT B

The opinion of such counsel pursuant to Section 5(m) shall be rendered to the Representative at the request of the Company and shall so state therein. References to the Prospectus in this Exhibit B include any supplements thereto at the Closing Date.

[TO COME]

B-1

EXHIBIT C

The opinion of such counsel pursuant to Section 5(o) shall be rendered to the Representative at the request of the Company and shall so state therein. References to the Prospectus in this Exhibit B include any supplements thereto at the Closing Date.

[TO COME]

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EXHIBIT D

June 23, 2005

Banc of America Securities LLC

Credit Suisse First Boston LLC

As Representatives of the Several Underwriters

c/o Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Re:	Symmetry Medical Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company (“Common Stock”), or securities convertible into or exchangeable or exercisable for Common Stock. The Company and certain of the Company’s stockholders (the “Selling Stockholders”) propose to carry out a public offering of Common Stock (the “Offering”) for which you will act as the representatives of the several underwriters to be named in an underwriting agreement (the “Underwriters”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company and the Selling Stockholders with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Banc of America Securities LLC and Credit Suisse First Boston LLC (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the final prospectus prepared in connection with the Offering (the “Prospectus”). The foregoing sentence shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after completion of the Offering, (ii) the transfer of any or all of the shares of Common Stock owned by the undersigned,

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either during his lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family, (iii) the transfer of any or all of the shares of Common Stock to any direct or indirect affiliates of the undersigned (as defined in Rule 405 under the Securities Act of 1933, as amended) or (iv) if the undersigned is a corporation, partnership or other business entity, (a) in connection with the merger, sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s assets not undertaken for the purposes of avoiding restrictions imposed hereby or (b) as part of a distribution without consideration from the undersigned to its equity holders on a pro rata basis; provided, however, that in the case of (ii), (iii) and (iv), it shall be a condition precedent to such transfer that the transferee executes and delivers to Banc of America Securities LLC and Credit Suisse First Boston LLC an agreement stating that the transferee is receiving and holding the Common Stock subject to the provisions of this letter agreement, and there shall be no further transfer of such Common Stock except in accordance with this letter agreement. This letter agreement (including, without limitation, the foregoing two sentences) is not intended to, and shall not be deemed to, apply to any exercise of warrants or options or to any sale of securities to the underwriters, in each case as contemplated in the Prospectus.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed herein shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Banc of America Securities LLC and Credit Suisse First Boston LLC waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 90-day restricted period pursuant to the previous paragraph will be delivered by Banc of America Securities LLC and Credit Suisse First Boston LLC to the Company (in accordance with the Section 13 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this letter during the period from the date of this letter to an including the 34th day following the expiration of the 90-day restricted period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day restricted period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also waives, except with respect to the Offering, for a period of 90 days after the date of the Prospectus, any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned.

D-2

This letter agreement is irrevocable and binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This agreement shall automatically terminate in the event the Offering is not consummated by (a) August 15, 2005 or (b) if the Company is informed by the U.S. Securities and Exchange Commission that such Commission will be reviewing the Company’s Registration Statement on Form S-1 relating to the Offering and providing comments thereon, October 1, 2005.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

D-3